Exhibit 99.2

April 22, 2025

Katie Kool

Board Chair

Digimarc Corporation

8500 SW Creekside Place

Beaverton, OR 97008 USA

Dear Katie,

As a shareholder of Digimarc Corp., I wanted to take a moment to share a few thoughts. Having invested in small-cap companies for many years, I’m familiar with the challenges that can come with navigating partnerships and business with larger, more established organizations. With that in mind, I respect the decision made by you, your board, and your CEO earlier this year to adjust the company’s direction.

Streamlining operations with the goal of improving cash flow and better positioning the business for what lies ahead is a meaningful step. I recognize that the process will take time and continued effort, and I remain patient—as I have been over nearly 40 years in this business.

Thank you for your steady hand during this period of transition.

Sincerely,

Scott Kimelman

Partner, Chief Executive Officer,

Co-Chief Investment Officer

Kimelman & Baird LLC

P: 212.686.0021

M: 917.992.1532

KIMELMAN & BAIRD, LLC

800 Third Ave Suite 2300 • New York, NY 10022 • Tel: 212.686.0021 • Fax: 212.779.9603